UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2017

MGM Growth Properties LLC

MGM Growth Properties Operating Partnership LP

(Exact name of registrant as specified in its charter)

DELAWARE (MGM Growth Properties LLC)	001-37733	47-5513237
DELAWARE (MGM Growth Properties Operating Partnership LP)	333-215571	81-1162318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6385 S. Rainbow Blvd., Suite 500, Las Vegas, Nevada 89118

(Address of principal executive offices – Zip Code)

(702) 669-1480

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

MGM Growth Properties LLC	Emerging growth company ☐

MGM Growth Properties Operating Partnership LP	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

MGM Growth Properties LLC	☐

MGM Growth Properties Operating Partnership LP	☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2017, MGP Lessor, LLC, a Delaware limited liability company (the “Landlord”) and a subsidiary of MGM Growth Properties LLC (the “Company”) entered into a Second Amendment (the “Amendment”) to the Master Lease Agreement, dated as of April 25, 2016 between the Landlord and MGM Lessee, LLC, a Delaware limited liability company (the “Tenant”) and a subsidiary of MGM Resorts International (“MGM Resorts”) (as amended, the “Master Lease”). The Amendment provides that, among other things, the initial rent under the Master Lease will be increased by $95 million, 90% of which shall be allocated to the Base Rent (as defined in the Master Lease) and 10% of which shall be allocated to the Percentage Rent (as defined in the Master Lease). As a result of the foregoing, following the closing of the acquisition, the Base Rent under the Master Lease will be $682.2 million and the Percentage Rent shall be $74.5 million. This description of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1.

Item 2.01	Completion of the Acquisition or Disposition of Assets.

On October 5, 2017, the Company, MGM Resorts, MGM Growth Properties Operating Partnership LP (the “Operating Partnership”), the Landlord and the Tenant, completed the transactions contemplated by the master transaction agreement (the “Master Transaction Agreement”), dated September 5, 2017, which provided for, among other things, the assignment of the ground lease and real property improvements related to the MGM National Harbor Resort and Casino (“National Harbor”) located in Prince George’s County, Maryland from MGM National Harbor to the Landlord, a subsidiary of the Company.

In connection with the acquisition, the Company caused the Operating Partnership to issue 9,771,987 Operating Partnership units to a subsidiary of MGM Resorts, assumed $425 million of indebtedness from a subsidiary of MGM Resorts and paid cash consideration of $462.5 million to a subsidiary of MGM Resorts.

The representations, warranties and covenants contained in the Master Transaction Agreement were made only for purposes of the Master Transaction Agreement and as of the specific date (or dates) set forth therein, and were solely for the benefit of the parties to such agreement and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the Master Transaction Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Master Transaction Agreement and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company.

Additional information regarding the Master Transaction Agreement is set forth in our Form 8-K filed with the Securities and Exchange Commission on September 5, 2017, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K with respect to the issuance of 9,771,987 Operating Partnership units is incorporated by reference to this Item 3.02 of this Current Report on Form 8-K. The Operating Partnership units were issued in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Pro Forma Financial Information. The Company will file the pro forma financial statements with respect to the transaction described in Item 2.01 as required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

10.1	Second Amendment to Master Lease, dated as of October 5, 2017, between MGP Lessor, LLC and MGM Lessee, LLC.

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Second Amendment to Master Lease, dated as of October 5, 2017, between MGP Lessor, LLC and MGM Lessee, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2017

MGM Growth Properties LLC

By:	/s/ Andrew Hagopian III
	Name:	Andrew Hagopian III
	Title:	Secretary

MGM Growth Properties Operating Partnership LP

By:	/s/ Andrew Hagopian III
	Name:	Andrew Hagopian III
	Title:	Secretary

5